Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

USANA Health Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

3838 West Parkway Boulevard
Salt Lake City, Utah 84120-6336
(801) 954-7100

March 21, 2014

Dear Shareholders,

        You are cordially invited to attend the 2014 Annual Meeting of Shareholders of USANA Health Sciences, Inc. (the "Annual Meeting") to be held at 11:00 a.m. MDT on Wednesday, April 30, 2014, at our offices at 3838 West Parkway Boulevard, Salt Lake City, Utah. Details regarding the meeting, the business to be conducted, and information about USANA Health Sciences, Inc. that you should consider when you vote your shares are described in this proxy statement.

        At the Annual Meeting, five persons will stand for re-election to the Board of Directors. We will also ask shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending January 3, 2015. In addition, we will seek shareholder approval, on an advisory basis, of the compensation of our Named Executive Officers, as disclosed in our proxy statement. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

        Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to deliver our proxy materials to the majority of our shareholders over the Internet. This allows us to mail our shareholders a notice instead of a paper copy of our proxy materials. We believe this process will facilitate accelerated delivery of proxy materials, save costs, and reduce the environmental impact of our Annual Meeting. On or about March 21, 2014, we began sending to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our Annual Meeting and our Annual Report to Shareholders on the Internet. This notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

        We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you cast your vote. You may vote over the Internet as well as by telephone. In addition, if you requested to receive printed proxy materials, you may vote by completing, signing, dating and returning your proxy card by mail. You are urged to vote promptly in accordance with the instructions set forth in the Notice of Internet Availability of Proxy Materials or on your proxy card. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,
David A. Wentz Chief Executive Officer

        Your vote is important. Please vote as soon as possible by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by completing, signing, dating, and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

3838 West Parkway Boulevard
Salt Lake City, Utah 84120-6336
(801) 954-7100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 30, 2014

TIME:	11:00 a.m. MDT
DATE:	Wednesday, April 30, 2014
PLACE:	The offices of USANA Health Sciences, Inc. 3838 West Parkway Boulevard, Salt Lake City, Utah 84120
PURPOSES:
	1.	To elect five directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify;
	2.	To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2014;
	3.	To hold an advisory vote on a resolution to approve the compensation of the Company's Named Executive Officers (as defined in our Proxy Statement); and
	4.	To consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

WHO MAY VOTE:

        You may vote if you were the record owner of USANA Health Sciences, Inc. common stock at the close of business on March 3, 2014. A list of shareholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

        All shareholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, please vote by following the instructions on the Notice of Internet Availability of Proxy Materials that you have previously received, which we refer to as the Notice, or in the section of this proxy statement entitled "Important Information About the Annual Meeting—How Do I Vote," or, if you requested to receive printed proxy materials, your proxy card. You may change or revoke your proxy at any time before it is voted. The Notice contains instructions on how our shareholders may access our proxy materials and Annual Report over the Internet and how our shareholders may receive a paper copy of the proxy materials, including the proxy statement, Annual Report on Form 10-K, and a form of proxy card.

        On or about March 21, 2014, we began sending the Notice of Internet Availability of Proxy Materials to all shareholders entitled to vote at the annual meeting.

By Order of the Board of Directors,

James H. Bramble Corporate Secretary

Salt Lake City, Utah
March 21, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON APRIL 30, 2014

        This proxy statement and our annual report to shareholders for the fiscal year ended December 28, 2013, along with our proxy card, are available for viewing, printing, and downloading free of charge at www.proxyvote.com. To view these materials please have your 12-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to shareholders by electronic delivery.

        Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 28, 2013, on the website of the Securities and Exchange Commission at www.sec.gov, or on the "Investor Relations" section of our website at www.usanahealthsciences.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Secretary, USANA Health Sciences, Inc., 3838 West Parkway Boulevard, Salt Lake City, Utah 84120. Exhibits will be provided upon written request and payment of an appropriate processing fee.

USANA HEALTH SCIENCES, INC.
ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

PROXY STATEMENT FOR
THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 30, 2014

        The Board of Directors of USANA Health Sciences, Inc. ("We," "USANA," or the "Company") is soliciting the accompanying proxy to be used at the 2014 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, April 30, 2014, at 11:00 a.m., local time, or at any adjournments thereof for the purposes set forth in this proxy statement and in the accompanying notice of the meeting. On or about March 21, 2014, we began sending the Notice of Internet Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, to all shareholders entitled to vote at the Annual Meeting.

IMPORTANT INFORMATION ABOUT THE MEETING

        Why is the Company Soliciting My Proxy?

        The Board of Directors of USANA is soliciting your proxy to vote at the Annual Meeting to be held at our offices, 3838 West Parkway Boulevard, Salt Lake City, Utah, on Wednesday, April 30, 2014, at 11:00 a.m. MDT and any adjournments of the meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Shareholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

        We have sent you the Notice and made this proxy statement and our annual report to shareholders for the 2013 fiscal year available to you on the Internet because you owned shares of USANA common stock on the record date, which is March 3, 2014. We have also delivered printed versions of these materials to certain shareholders by mail. The Company commenced distribution of the Notice and the proxy materials to shareholders on or about March 21, 2014.

        Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

        As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we have elected to furnish our proxy materials to our shareholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each shareholder. Most shareholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite shareholders' receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice will instruct you how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the enclosed proxy card, in addition to the other methods of voting described in this proxy statement.

        Who Can Vote?

        Only shareholders who owned USANA common stock at the close of business on March 3, 2014, or the record date, are entitled to vote at the Annual Meeting. On this record date, there were

13,913,044 shares of our common stock outstanding and entitled to vote. Common stock is our only class of voting stock.

        You do not need to attend the Annual Meeting in person to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. For instructions on how to change or revoke your proxy, see "May I Change or Revoke My Proxy?" below.

        How Many Votes Do I Have?

        Each share of USANA common stock that you own as of the record date entitles you to one vote.

        How Do I Vote?

        Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and whether your shares should be voted for, against or abstain with respect to any other proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board's recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:

  •
  By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card, to vote by Internet or telephone.

  •
  By mail. If you received your proxy materials by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board's recommendations as noted below.

  •
  In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

        Telephone and Internet voting facilities for shareholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on April 29, 2014.

        If your shares are held in "street name" (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker's proxy card and bring it to the Annual Meeting in order to vote.

        How Does the Board of Directors Recommend That I Vote on the Proposals?

        The Board of Directors recommends that you vote as follows:

  •
  "FOR" the election of the five nominees for director;

  •
  "FOR" the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our 2014 fiscal year; and

  •
  "FOR" approval of the resolution approving the compensation of the Company's Named Executive Officers (as defined in the "Compensation Discussion and Analysis" section of this Proxy Statement).

        If any other matter is presented, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

        May I Change or Revoke My Proxy?

        If you give us your proxy, you may change or revoke it at any time before the meeting. You may change or revoke your proxy in any one of the following ways:

  •
  by re-voting by Internet or by telephone as instructed above;

  •
  if you received printed proxy materials, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

  •
  by notifying our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

  •
  by attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

        Your most current vote, whether by telephone, Internet or proxy card, is the one that will be counted.

        What if I Receive More Than One Notice or Proxy Card?

        You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under "How Do I Vote?" for each account to ensure that all of your shares are voted.

        Will My Shares be Voted if I Do Not Vote?

        If your shares are registered in your name, they will not be voted if you do not vote as described above under "How Do I Vote?" If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares as described above, the bank, broker or other holder of record has the authority to vote your unvoted shares only on Proposal 2 if it does not receive instructions from you. Therefore, we encourage you to provide voting instructions. This ensures your shares will be voted at the meeting and in the manner you desire. When your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a "broker non-vote."

        Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors or advisory vote on the compensation of our Named Executive Officers. Therefore, if you hold your shares in street name it is important that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement) and/or the advisory vote on the compensation of our Named Executive Officers (Proposal 3 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it deemed appropriate. This is no longer the case.

        What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors	The nominees for director who receive the most votes (also known as a "plurality" of the votes) will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name on this proposal; therefore, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Proposal 2: Ratification of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the voting power of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the selection of KPMG LLP as our independent registered public accounting firm for our 2014 fiscal year. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our shareholders to select our independent registered public accounting firm. However, if our shareholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year, our Audit Committee of our Board of Directors may reconsider its selection.
Proposal 3: Approval, on an Advisory Basis, of Named Executive Officer Compensation
The affirmative vote of a majority of the voting power of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions will have no effect on the result of this vote. Brokerage firms do not have authority to vote customers' unvoted shares held by such firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is nonbinding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the compensation of our Named Executive Officers.

        Is Voting Confidential?

        We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Elections examine these documents. Management, other than the Inspector of Elections, will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

        Who Will Count the Votes?

        Broadridge Investor Communications Services will tabulate the votes that are received prior to the Annual Meeting. Representatives of USANA will act as the Inspectors of Election and will tabulate the votes, if any, that are cast in person at the Annual Meeting.

        Where Can I Find the Voting Results of the Annual Meeting?

        The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

        Who Pays the Costs of Soliciting these Proxies?

        These proxies are solicited by our Board of Directors and we will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to deliver proxies. We will then reimburse them for their expenses.

        What Constitutes a Quorum for the Annual Meeting?

        The presence, in person or by proxy, of the holders of a majority of the voting power of our common stock outstanding on the record date is necessary to constitute a quorum at the meeting. As of the close of business on the record date, there were 13,913,044 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. For the purpose of determining whether the shareholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Directors are elected based on a plurality of votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted for determining the presence or absence of a quorum for conducting business but are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter.

  Attending the Annual Meeting

        The Annual Meeting will be held at 11:00 a.m. local time on Wednesday, April 30, 2014, at our offices at 3838 West Parkway Boulevard, Salt Lake City, Utah. When you arrive at our offices, our personnel will direct you to the appropriate meeting room. You need not attend the Annual Meeting to vote.

  Householding of Annual Disclosure Documents

        SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

        If your household received a single Notice or, if applicable, set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge, by calling their toll free number 1-800-542-1061. If you do not wish to participate in "householding" and would like to receive your own Notice or, if applicable, set of proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another USANA shareholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

  •
  If your USANA shares are registered in your own name, please contact Broadridge and inform them of your request by calling them at 1-800-542-1061 or writing them at Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

  •
  If a broker or other nominee holds your USANA shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

  Electronic Delivery of Company Shareholder Communications

        Most shareholders can elect to receive notices of the availability of future proxy materials by email instead of receiving a paper copy in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided on your Notice or proxy card or following the instructions provided when you vote over the Internet at www.proxyvote.com.

        How Do I Submit and What are the Deadlines for Submitting a Shareholder Proposal for Next Year's Annual Meeting?

        Shareholders are entitled to present proposals for consideration at the next annual meeting of shareholders, provided that they comply with the proxy rules promulgated by the SEC and our Bylaws. Any shareholder who intends to submit a proposal for consideration at the 2015 Annual Meeting of Shareholders must deliver such proposal to the Corporate Secretary, c/o USANA Health Sciences, Inc., 3838 West Parkway Blvd., Salt Lake City, Utah 84120, not later than 120 days prior to the one-year anniversary of the date on which this proxy statement is first mailed, which date is November 21, 2014, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Exchange Act").

        Who Should I Call if I Have Questions?

        If you have questions about the proposals or the Annual Meeting, you may call Patrique Richards, USANA Investor Relations, at (801) 954-7100. You may also send an e-mail to investor.relations@us.usana.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual General
Meeting of Shareholders to Be Held on April 30, 2014.
The Proxy Statement and Annual Report to Shareholders are available at
http://proxyvote.com

PROPOSAL #1—ELECTION OF DIRECTORS

        Our Bylaws provide that the shareholders or the Board of Directors shall determine the number of directors from time to time, but that there shall be no less than three directors. The Board of Directors, by resolution, has set the number of directors at five. The Governance, Risk and Nominating Committee of the Board of Directors has nominated and recommends that our current five directors stand for re-election at the Annual Meeting. Each director who is elected at the Annual Meeting will hold office until the Company's Annual Meeting in 2015, until a successor is elected and qualified, or until the director resigns, is removed, or becomes disqualified. The Board of Directors has no reason to believe that any of the nominees for director will be unwilling or unable to serve, if elected. If due to unforeseen circumstances a nominee should become unavailable for election, the Board may either reduce the number of directors or may substitute another person for that nominee, in which event your shares will be voted for that other person.

Director Nominees

        The nominees to the Board of Directors in 2014 are Robert Anciaux, Gilbert A. Fuller, Jerry G. McClain, Ronald S. Poelman, and Myron W. Wentz, Ph.D. All of these nominees currently serve as members of the Board of Directors. Messrs. Anciaux, McClain, Fuller, and Poelman are independent directors under the rules of the New York Stock Exchange ("NYSE"). The following information is furnished with respect to these nominees:

        Robert Anciaux, 68, has served as a director of USANA since July 1996. Since 1990, he has been the Managing Director of S.E.I. s.a., a consulting and investment management firm in Brussels, Belgium. Additionally, since 1982, Mr. Anciaux has been self-employed as a venture capitalist in Europe, investing in various commercial, industrial, and real estate venture companies. In some of these privately held companies, Mr. Anciaux also serves as a director. Mr. Anciaux received an Ingenieur Commercial degree from Ecole de Commerce Solvay Universite Libre de Bruxelles. We believe Mr. Anciaux's qualifications to sit on our Board include his financial expertise and experience in providing consulting and strategic advisory services to complex organizations.

        Gilbert A. Fuller, 73, has served as a director of USANA since September 2008. Prior to that, he served as our Executive Vice President, Chief Financial Officer, and Secretary since January 2006. Mr. Fuller joined USANA in May 1996 as the Vice President of Finance and served in this role until June 1999, when he was appointed as the Company's Senior Vice President. Before joining USANA, Mr. Fuller served in various executive positions for several companies. Mr. Fuller served as Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer and direct seller of personal care products. He was also the Vice President and Treasurer of Norton Company, a multinational manufacturer of ceramics and abrasives. He obtained his certified public accountant license in 1970 and kept it current until his career path developed into corporate finance. Mr. Fuller received a B.S. in Accounting and an M.B.A. from the University of Utah. In December 2012, Mr. Fuller was appointed as a director of Security National Financial Corporation, a NASDAQ-listed company. We believe Mr. Fuller's qualifications to sit on our Board include his 12 years of experience as an executive officer of USANA, his deep understanding of our business, people and products, his 15 years of experience as a financial officer in the direct selling industry, as well as his accounting, finance and corporate strategy expertise.

        Jerry G. McClain, 73, has served as a director of USANA since June 2001. Since January 2003, Mr. McClain has been self-employed, operating his own investment and real estate business in Salt Lake City, Utah and Santa Rosa, California. From August 2000 to December 2002, Mr. McClain was the Chief Financial Officer of Cerberian, Inc., a privately held company that was headquartered in Salt Lake City, Utah. From 1998 to 2000, Mr. McClain was the Chief Financial Officer and Sr. Vice President of Assentive Solutions, Inc., a company he also co-founded. From 1997 to 1998, Mr. McClain was the Chief Financial Officer for the Salt Lake Organizing Committee for the 2002 Winter Olympic Games. Before 1997, Mr. McClain served as a key financial advisor to many companies as an Audit Partner and a Managing Partner of Ernst & Young LLP for 35 years in several cities throughout the world. Mr. McClain is a former CPA and a graduate from the University of Southern Mississippi and Oklahoma State University, where he received a B.S. in Accounting and an M.S. in Accounting, respectively. We believe Mr. McClain's qualifications to sit on our Board include his extensive international experience with accounting and financial matters for public companies, his years of experience as the chief financial officer of various organizations, his corporate governance expertise and his years of experience providing independent audits and strategic advice to complex organizations.

        Ronald S. Poelman, 60, has served as a director of USANA since 1995. Since 1994, he has been a partner in the Salt Lake City, Utah law firm of Jones, Waldo, Holbrook & McDonough, where he is head of the Corporate and Securities Practice Group. Mr. Poelman began his legal career in Silicon Valley in California, and has assisted in the organization and financing of numerous companies for over 30 years. Mr. Poelman is the Chairman of the Utah Chapter of the National Association of Corporate Directors ("NACD") and frequently lectures at the meetings of this and other organizations. Mr. Poelman received a B.A. in English from Brigham Young University and a J.D. from the University of California, Berkeley. We believe Mr. Poelman's qualifications to sit on our Board include his more than 30 years of experience as a corporate, finance and securities attorney, his long association with and service to the NACD, as well as his corporate governance and strategy expertise. Mr. Poelman is a 2011 NACD Governance Fellow, which is a demonstration of his commitment to boardroom excellence through completing NACD's comprehensive program of study for corporate directors.

        Myron W. Wentz, Ph.D., 73, founded USANA in 1992 and served as the Chief Executive Officer and Chairman of the Board of USANA from the time of its inception to July 2008, when he retired as Chief Executive Officer. Dr. Wentz continues to serve as Chairman of the Board. In 1974, Dr. Wentz founded Gull Laboratories, Inc., which was a developer and manufacturer of medical diagnostic test kits and was the former parent corporation of USANA. Dr. Wentz served as Chairman of Gull from 1974 until 1998. In 1998, Dr. Wentz founded Sanoviv, S.A. de C.V. ("Sanoviv"), a health and wellness center that is located near Rosarito, Mexico. Joining a pathology group in Peoria, Illinois, from 1969 to 1973, Dr. Wentz served as infectious disease specialist and directed the microbiology and immunology laboratories for three hospitals in the Peoria area. He received a B.S. in Biology from North Central College, Naperville, Illinois, an M.S. in Microbiology from the University of North Dakota, and a Ph.D. in Microbiology and Immunology from the University of Utah. We believe Dr. Wentz's qualifications to sit on our Board include his vast education and professional experience as a microbiologist, immunologist, and pioneer in the development of human cell culture technology, as well as his service as our founder, Chairman and formerly as our Chief Executive Officer.

Required Vote

        The nominees receiving a plurality, or the highest number of affirmative votes of the shares present or represented and entitled to be voted for them, shall be elected directors. Shares withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect on the election of directors under Utah law. We will vote your shares as you specify in your proxy card. If you sign, date, and return your proxy card but do not specify how you want your shares voted, we will vote them FOR the election of each of the director nominees who are listed above.

RECOMMENDATION

        The Board of Directors unanimously recommends a vote FOR each director nominee.

 BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

        The Board of Directors is elected by and is accountable to the shareholders of the Company. The Board establishes policy and provides strategic direction, oversight, and control of the Company. The Board met seven (7) times during fiscal year 2013. All directors attended at least 75% of the meetings of the Board and the Board Committees of which they are members.

Board Leadership Structure; Lead Independent Director

        Our founder, Dr. Myron Wentz, is the Chairman of our Board of Directors and David A. Wentz is our Chief Executive Officer, or CEO. The Board has not adopted a specific policy on whether the same person should serve as both the CEO and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes it is most appropriate to retain the discretion and flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.

        We believe it is currently appropriate to separate the roles of CEO and Chairman of the Board as a result of the differences between the two roles. Our CEO is responsible for setting the strategic direction for the Company, with guidance from the Board. He is also responsible for the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board. Although Dr. Wentz is not independent under the rules of the NYSE, the Board believes the experience, leadership and vision he provides as Chairman of the Board is essential to the short-and-long-term success of the Company.

        The Board maintains a number of governance practices to ensure effective independent oversight of Board decisions, including (i) the appointment of strong, independent directors who constitute a majority of the Board and intimately understand the Company's business and industry; (ii) executive sessions of the independent directors in connection with every Board meeting; and (iii) annual evaluations of the performance of the Board, carried out by the independent directors. Because the Board also believes that strong, independent Board leadership is an important aspect of corporate governance, the Board established the position of Lead Director in 2013. The Lead Director is an independent director elected for a one year term by the independent directors. The Lead Director chairs the Board meetings during all executive sessions and when the Chairman is unable to participate in Board meetings, and is a contact person for shareholders and third parties who may desire to contact the Board independently of the Chairman. Mr. Poelman served as Lead Director during 2013 and was again designated to serve as Lead Director in 2014. Additional responsibilities of the Lead Director include:

  •
  Setting the agenda for and leading regularly-held independent director sessions and briefing the Chairman on those sessions;

  •
  Coordinating the activities of the independent directors;

  •
  Presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

  •
  Acting as a liaison of the independent directors to the Chairman and CEO for the views and any concerns and issues of the independent directors; and

  •
  Performing other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

 Director Independence

        NYSE rules and regulations generally require listed companies to have a board of directors with a majority of independent directors. A majority of the members of our Board of Directors are independent, as discussed below.

        To assist the Board in making its determination regarding director independence, the Board has adopted independence standards that conform to the independence requirements of the NYSE. In addition to evaluating each director's independence, the Board considers all relevant facts and circumstances in making its independence determination. We assess director independence on an annual basis. The Board has determined, after careful review, that all of the current directors, other than Dr. Myron Wentz, who has also been nominated for election at the 2014 Annual Meeting, are independent based on the applicable rules of the NYSE and the applicable regulations of the SEC. In particular, the Board noted that, other than their service as directors of the Company, Robert Anciaux, Jerry G. McClain, Ronald S. Poelman and Gilbert A. Fuller had no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and determined that each of them is "independent" under NYSE listing standards.

Communications with Directors

        Our shareholders or other interested parties wishing to communicate with the Board of Directors, the non-management directors as a group, or any individual director may do so in writing by addressing the correspondence to that individual or group, c/o James H. Bramble, Corporate Secretary, USANA Health Sciences, Inc., 3838 West Parkway Boulevard, Salt Lake City, Utah 84120. All such communications will be initially received and processed by our Corporate Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to our Audit Committee chair. Other matters will be referred to the Board of Directors, the non-management directors, or individual directors as appropriate.

        Directors are encouraged by the Company to attend the Annual Meeting of Shareholders if their schedules permit. All directors, except Mr. Anciaux, were present at the Company's Annual Meeting of the Shareholders that was held in April 2013.

Committees of the Board of Directors

        The Board of Directors has a separately-designated standing Audit Committee, Compensation Committee, and Governance, Risk and Nominating Committee. Information about the composition and responsibilities of each committee is provided below.

        Governance, Risk and Nominating Committee.    The Governance, Risk and Nominating Committee of the Board of Directors (the "Governance Committee") was established in February 2004. The Governance Committee met four (4) times during 2013. Members of the Governance Committee during fiscal 2013 and at the date of this Proxy Statement are Gilbert A. Fuller, Chairman, Robert Anciaux, Jerry G. McClain, and Ronald S. Poelman. Each member of the Governance Committee meets the definition of "independent" set forth in the rules of the NYSE.

        The Governance Committee's responsibilities include: (i) overseeing corporate governance matters, (ii) risk oversight and management, (iii) identifying and evaluating prospective nominees for director, (iv) nominating the director nominees for election at the annual meeting of shareholders, and (v) periodically reviewing the performance of the Board and its members and determining the number, function, and composition of the Board's committees. The Board has delegated much of its responsibility for risk oversight and management to the Governance Committee. The Governance Committee conducts these risk oversight and management functions as part of its corporate governance oversight and reports its findings with respect to risk oversight and management to the entire Board. More information about the Board of Directors and Governance Committee's risk oversight and management practices is provided below under the caption "Risk Oversight and Management".

        The Governance Committee believes, among other things, that the Company's Board of Directors should be composed of directors with varied, complementary backgrounds, which reflect a diversity of viewpoints, backgrounds, experience and other factors. The Governance Committee also believes that directors should, at a minimum, (i) have expertise that may be useful to the Company, (ii) possess the highest personal and professional ethics, and (iii) be willing and able to devote the required amount of time to the Company's business. In light of these beliefs, the Governance Committee considers many factors in evaluating the suitability of candidates for Board membership, and also determining whether a director should be retained and stand for re-election, including: whether the candidate meets the requirements for independence; the candidate's background and experience, particularly in the Company's industry; the candidate's personal qualities, accomplishments, character and reputation in the business community; and the fit of the candidate's individual skills and personality with those of the Company's other directors.

        The Governance Committee may from time to time consider qualified nominees who are recommended by shareholders. The Governance Committee does not have different standards for evaluating nominees based on whether they have been suggested by our shareholders or by our directors. Shareholders who wish to make such a recommendation may do so by sending a written notice, as described under the heading "How do I submit a shareholder proposal for next year's Annual Meeting?" in the section of this Proxy Statement titled "Questions and Answers about the Meeting."

        Audit Committee.    The Audit Committee of the Board of Directors (the "Audit Committee") is a standing committee of the Board, which has been established as required by Section 3(a) of the Exchange Act and the rules of the NYSE. The Audit Committee met seven (7) times during 2013. Members of the Audit Committee during fiscal 2013 and at the date of this Proxy Statement are Jerry G. McClain, Chairman, Ronald S. Poelman, Gilbert A Fuller, and Robert Anciaux, each of whom meets the definition of "independent" set forth above. The Board has determined that both Mr. McClain and Mr. Fuller are "audit committee financial experts," as defined by the applicable regulations promulgated by the SEC under the Exchange Act. The Board also believes that each member of the Audit Committee meets the NYSE composition requirements, including the requirements regarding financial literacy. The Audit Committee's responsibilities include: (i) appointing the independent registered public accounting firm of the Company, (ii) reviewing, approving and monitoring the scope and cost of any proposed audit and non-audit services that are provided by, as well as the qualifications and independence of, the independent registered public accounting firm, (iii) reviewing and monitoring with the independent registered public accounting firm, and internal audit staff, the results of audits, any recommendations from the independent registered public accounting firm and the status of management's actions for implementing such recommendations, as well as the quality and adequacy of our internal financial controls and internal audit staff, and (iv) reviewing and monitoring the Company's annual and quarterly financial statements, internal controls and the status of material pending litigation and regulatory proceedings.

        Compensation Committee.    The Compensation Committee of the Board of Directors (the "Compensation Committee") met four (4) times during 2013. Members of the Compensation Committee during fiscal 2013 and at the date of this Proxy Statement are Ronald S. Poelman, Chairman, Robert Anciaux, and Jerry G. McClain, each of whom meets the definition of "independent" set forth in the rules of the NYSE. In addition, all members of the Compensation Committee are outside directors as defined by Rule 162(m) of the Internal Revenue Code and are non-employee directors as defined by the applicable regulations promulgated by the SEC under the Exchange Act. The Compensation Committee's responsibilities include: (i) reviewing and recommending to the full Board of Directors the salaries, bonuses, and other forms of compensation and benefit plans for management and (ii) administering USANA's equity compensation plans. The duties of the Compensation Committee as the administrator of those plans include, but are not limited to, determining those persons who are eligible to receive awards, establishing terms of all awards, authorizing officers of the Company to execute grants of awards, and interpreting the provisions of the equity compensation plans and grants that are made under those plans. The Compensation Committee is also responsible for reviewing and approving the Compensation Discussion and Analysis included in this Proxy Statement.

Risk Oversight and Management

        Our Board of Directors is actively involved in the oversight and management of the material risks that could affect the Company. Historically, our Board of Directors has carried out its risk oversight and management responsibilities by both monitoring risk directly as a full board and, where appropriate, through Board committees. The Board's direct role in our risk management process includes receiving regular reports from our executive officers and other members of senior management on areas of material risk to the Company, including operational, strategic, financial, legal and regulatory risks. The Board has delegated much of its direct risk oversight and management responsibility to the Governance Committee. The mandate of the Governance Committee with respect to risk management is to work with management to carry-out an efficient process for assessing and reporting material risk to the Governance Committee and, ultimately, the Board.

        The Board has also historically delegated the oversight and management of certain risks to the Audit Committee and Compensation Committee. The Audit Committee is responsible for the oversight of Company risks relating to accounting matters, financial and internal control reporting and related party transactions. To satisfy these oversight responsibilities, the Audit Committee regularly meets with and receives reports from the Company's Chief Financial Officer, Executive Director of internal audit, the Company's independent registered public accounting firm, KPMG LLP, and the Company's in-house and outside legal counsel. The Audit Committee is also responsible for discussing with management, our independent registered public accounting firm and the chair of the Governance Committee, the areas of risk management overseen by the Governance Committee.

        The Compensation Committee is responsible for the oversight of risk relating to the Company's compensation and benefits programs. To satisfy these oversight responsibilities, the Compensation Committee regularly meets with and receives reports from the Company's Chief Executive Officer and Chief Financial Officer to understand the financial, human resources and shareholder implications of compensation and benefits decisions.

Compensation Risk Analysis

        Our Compensation Committee considers the risk to the Company associated with each component of our executive compensation program, namely base salary, and short-and-long term incentive compensation. In considering these risks, the Compensation Committee believes that the following factors, among others, reduce the likelihood of excessive risk taking in connection with executive compensation at USANA:

  •
  Our compensation components provide a balanced mix of (i) cash and equity compensation, (ii) short-term and long-term incentive compensation, and (iii) financial and non-financial performance metrics;

  •
  Our executives generally all participate in the same short-term incentive program with similar performance metrics;

  •
  Maximum pay-out levels for short-term incentive compensation are generally capped at 100% of an executive's base salary;

  •
  Our equity awards generally vest over several years and are only valuable if the Company performs well financially and our stock price increases over time;

  •
  We maintain strict internal controls over the determination and pay-out of each component of executive compensation;

  •
  We do not typically enter into employment, severance or other management agreements with any of our executive officers that contain post-termination or change-in-control payments; and

  •
  We generally do not provide significant perquisites or personal benefits to our executive officers.

        Based on the Compensation Committee's review of these factors and others, the Committee does not believe that the Company's executive compensation program creates risks that are reasonably likely to have a material adverse effect on the Company.

Board Committee Charters

        A written charter has been adopted for each of the Audit Committee, Compensation Committee and Governance, Risk and Nominating Committee. Copies of the Audit Committee Charter, Compensation Committee Charter, and Governance, Risk and Nominating Committee Charter are available, free of charge, on the Company's website at www.usanahealthsciences.com under the "Corporate Governance" tab. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Corporate Governance Guidelines

        The Company has adopted Corporate Governance Guidelines that outline the Company's corporate governance policies and principles. The Company's Corporate Governance Guidelines are available, free of charge, on the Company's website at www.usanahealthsciences.com under the "Corporate Governance" tab. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Code of Ethics

        We have adopted a code of ethics that applies to all of our directors, officers (including our Chief Executive Officer and Chief Financial and Accounting Officer), and employees. We require that all of our directors, officers and employees certify on an annual basis that they are in compliance with the code. A copy of the code of ethics is available on the corporate governance section of our web site at www.usanahealthsciences.com. In the event the Company makes any amendments to, or grants any waivers of, a provision of its code of ethics that applies to the principal executive officer, principal financial officer or principal accounting officer of the Company that requires disclosure under applicable SEC rules, the Company intends to disclose such amendment or waiver and the reasons therefor on a Current Report on Form 8-K or on its next periodic report filed under the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee during fiscal 2013 was composed of Ronald S. Poelman, Chairman, Robert Anciaux and Jerry G. McClain. All members of the Compensation Committee are independent directors. During the fiscal 2013, there were no relationships or transactions between the Company and any member of the Compensation Committee requiring disclosure hereunder.

EXECUTIVE OFFICERS

        The executive officers of USANA at January 1, 2014, and as of the date of this Proxy Statement were

Name	Position
Myron W. Wentz, Ph.D.	Chairman of the Board
David A. Wentz	Chief Executive Officer
Paul A. Jones	Chief Financial Officer
Kevin G. Guest	President of the Americas, Europe & South Pacific
Deborah Woo	President of Asia and Greater China
James H. Bramble	Chief Legal Officer
Jim Brown	Chief Operating Officer
Daniel A. Macuga	Chief Communications Officer and Executive Vice President of Field Development for the Americas
Doug Braun	Chief Marketing Officer

        Biographical information for Myron W. Wentz is included above with the other nominees for director. The following information is provided for each of our other executive officers.

        David A. Wentz, 43, Chief Executive Officer. Mr. Wentz joined USANA as a part-time employee in 1992. He has been a full-time employee since March 1994. From 1993 until April 2004, he was a member of the Company's Board of Directors. Mr. Wentz was appointed Chief Executive Officer in July 2008. He served as President from July 2002 to July 2008 and previously served as the Company's Executive Vice President from October 2001 to July 2002. He served as the Company's Senior Vice President of Strategic Development from June 1999 to October 2001, and as the Company's Vice President of Strategic Development from August 1996 to June 1999. Mr. Wentz received a B.S. in Bioengineering from the University of California, San Diego. Mr. Wentz is the son of Dr. Wentz, who is the founder of the Company and Chairman of the Company's Board of Directors.

        Paul A. Jones, 50, Chief Financial Officer. Mr. Jones joined USANA in 2005 as Vice President of Human Resources and served in this role until June 2007, when he left to complete a three year service mission. Mr. Jones returned to USANA as Vice President of Human Resources in July 2010 and served in this role until December 2012, when he was appointed Chief Financial Officer. Prior to joining USANA, Mr. Jones was employed as Vice President of Human Resources and later as Vice President of Operations for Associated Food Stores, Inc. Mr. Jones received a B.S. in finance from Utah State University and a master of arts in organizational management from the University of Phoenix. Mr. Jones is also a Certified Management Accountant.

        Kevin G. Guest, 51, President of the Americas, Europe and South Pacific. Mr. Guest joined USANA on a part-time basis in April 2003, as Executive Director of Media and Events. Following the Company's acquisition of FMG Productions, a media, video, and event productions company that was founded by Mr. Guest, he became a full-time employee of the Company and was promoted to Vice President of Media and Events in February 2004. In January 2006, he was appointed as the Company's Executive Vice President of Marketing and served in that role until July 2008, when he was appointed Chief Marketing Officer. Mr. Guest served in this role until May 2011, when he was appointed as President of North America. In October 2012, he was appointed as President of the Americas, Europe and South Pacific. Prior to joining USANA full-time, from 1992 to February 2004, Mr. Guest served as the Managing Partner of FMG Productions. Mr. Guest has been part of the media production arena for more than 20 years and has received numerous awards for producing, directing, and writing. He has overseen USANA's audio, video, and event productions worldwide since the Company's inception. Mr. Guest earned a B.A. in Communications from Brigham Young University.

        Deborah Woo, 60, President of Asia and Greater China. Mrs. Woo joined USANA as General Manager of USANA Hong Kong in 1999 and served in that role until 2003. In 2003, she was promoted to Regional General Manager and became responsible for the Hong Kong, Taiwan, and Singapore markets. Mrs. Woo was subsequently promoted to Vice President of Greater China and East Asia in 2005. As a result of USANA's strategic regional alignment in 2007, Mrs. Woo was appointed as Vice President of Greater China and North Asia. In 2008, Mrs. Woo was promoted to Executive Vice President of Asia. In February 2010, Mrs. Woo was promoted to Executive Vice President of Sales and served in this role until May 2011, when she was appointed President of Asia Pacific. In October 2012, she was appointed President of Asia and Greater China. Mrs. Woo entered the direct selling industry in 1990 as a Distributor Relations Manager for Amway Hong Kong. She later became Director of Sales for Caring International (Hong Kong) Limited in 1996 where she headed up multifunctional teams in operations, distributor relations, and marketing.

        James H. Bramble, 44, Chief Legal Officer and Corporate Secretary. Mr. Bramble joined USANA in March 1998 to manage the Compliance and Legal Departments. In April 2006 he was appointed Vice President and General Counsel. In July 2008, Mr. Bramble was also appointed Corporate Secretary, and served in these roles until May 2011, when he was appointed Chief Legal Officer and Corporate Secretary. Prior to joining USANA, Mr. Bramble was employed with Novus Services. Mr. Bramble received a B.S. in political science with a minor in Spanish from the University of Utah in Salt Lake City, Utah. He received his J.D from the S.J. Quinney College of Law at the University of Utah.

        Jim Brown, 45, Chief Operating Officer. Mr. Brown joined USANA in 2006 as Vice President of Operations. In July 2011, he was appointed Vice President of Global Operations and served in that role until July 2012, when he was appointed Chief Production Officer. He served in that role until July 2013 when he was appointed Chief Operating Officer. Prior to joining USANA, Mr. Brown was previously employed at Sonoco where he was responsible for safety, quality, finance, production, and maintenance. Mr. Brown received a bachelor's degree with a double major in computer science and math as well as an M.B.A. from Francis Marion University in Florence, South Carolina.

        Daniel A. Macuga, Jr., 44, Chief Communications Officer and Executive Vice President of Field Development for the Americas. Mr. Macuga joined USANA in 2007 as Vice President of Network Development and Public Relations. In July 2008, he was appointed as Vice President of Marketing, Public Relations and Social Media and served in that role until December 2011, when he was appointed Chief Communications Officer. He served in that role until February 2014 when he was appointed Chief Communications Officer and Executive Vice President of Field Development for the Americas. Prior to joining USANA, Mr. Macuga was employed at the Chrysler Corporation, where he spent 15 years working closely with independent dealership entrepreneurs to help them build their businesses, increase awareness for their products, and keep them focused on effective customer relationship management. Mr. Macuga received a B.A. in communications from the University of California, San Diego.

        Doug Braun, 52, Chief Marketing Officer. Mr. Braun joined USANA as Vice President of Marketing in December 2011. He served in this capacity until March 2012, when he was appointed as Vice President of Marketing and Recognition and served in that role until July 2012, when he was appointed Chief Marketing Officer. Mr. Braun brings 20 years of direct selling experience to USANA. Prior to joining USANA, Mr. Braun was self-employed in 2011 and served as temporary chief executive officer of GrowLife, Inc. from May 2011 to September 2011. Prior to that he was president of Nikken International, Inc. from December 2008 to January 2011, vice president of sales & marketing of Nikken International, Inc. from July 2007 to November 2008 and vice president of marketing of Nikken International, Inc. from July 2005 to June 2007. Prior to that, he served as vice president of marketing of Fionda, LLC, and senior vice president of global marketing at Herbalife International, Inc. where Mr. Braun spent ten years. He has a BBA from the University of Cincinnati and an MBA from Xavier University.

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        The following Compensation Discussion and Analysis describes the material elements of the compensation and benefit programs for our executive officers who are identified in the Summary Compensation Table ("Named Executive Officers") of this Proxy Statement. Our Named Executive Officers are also referred to herein individually as an "Executive" and collectively as "Executives".

Executive Summary and Overview

        Summary of 2013 Accomplishments.    Fiscal 2013 was another excellent year for USANA. From a financial perspective, we delivered our eleventh consecutive year of record net sales, as well as our fourth consecutive year of record net earnings. These record results were driven by a number of operational accomplishments during the year, including:

  •
  Our implementation of several strategic changes to our business, which were all aimed at simplifying our business model for our independent Associates and promoting customer loyalty, enjoyment and success with USANA. These changes include: (i) simplification of our pricing structure, which included an overall 10% price discount on products ordered through our monthly Auto Order program, (ii) a new reward from the amount of a customer's initial product order credited on their subsequent two Auto Orders, and (iii) increased payout under, and simplification of, our Compensation Plan. We track several business indicators to measure the success of these changes and, to this point, these indicators have shown that each respective change has been successful in achieving the intended result.

  •
  Our implementation of a strategic pricing initiative in several of our mature markets, including Canada, Australia, and New Zealand. This initiative was intended to make our products and business opportunity more equitable across all of our markets. With this initiative in place, we have achieved growth in both net sales and customers in these markets where results had been declining over the last several years.

  •
  Our receipt of direct selling licenses in three additional provinces in Mainland China as well as our plans to build a new, state-of-the-art manufacturing and production facility in Beijing, which we anticipate will become operational during the latter part of 2015. These achievements are central to our ongoing strategy in our Greater China region.

  •
  Our continued international expansion through commencing operations in Colombia, which is not only a promising market but an ideal entrance into South America.

        Overview of Compensation Program.    We believe that our Executives and employees, as well as the compensation programs that incent them, are key factors in driving our strong financial and operational performance. Our executive compensation program is designed to provide a competitive and internally equitable compensation and benefits package. We also strive to ensure that our executive compensation program reflects a pay-for-performance philosophy and promotes Executive motivation and retention.

        Our executive compensation program includes base salary, short-term incentive compensation (in the form of a cash bonus), and long-term incentive compensation (in the form of equity awards). Short-term incentive compensation is performance-based and designed to motivate our Executives to achieve annual financial and non-financial performance objectives. To minimize potential risk, the potential for short-term incentive compensation is typically capped at 100% of an Executive's base salary. Long-term incentive compensation utilizes equity awards, which vest over several years. These awards reward the Executive for sustainable Company performance and align the financial interests of our Executives with those of our shareholders.

        Other than as described above, we typically do not provide benefits to our Executives that are different from or in addition to those that are provided to our general employees. Additionally, we typically do not enter into pre-arranged severance agreements or contracts with our Executives that contain post-termination or change-in-control payment provisions, or provide significant perquisites or personal benefits to our Executives.

Compensation Philosophy and Objectives

        The Company's compensation philosophy, as approved by the Compensation Committee, is to establish and maintain executive compensation programs that are designed to accomplish the following objectives:

  •
  To attract and retain, through a fair and competitive compensation plan, Executives who have the intelligence, education, and experience that is required to effectively administer the affairs of the Company;

  •
  To motivate our Executives to achieve certain financial and non-financial performance objectives for the benefit of our shareholders by tying components of their total compensation to individual and Company performance; and

  •
  To ensure that compensation practices do not impair USANA's financial strength or future success.

        The Compensation Committee intends to meet these objectives by utilizing and maintaining a balance among three major components of compensation: base salary, short-term incentive compensation (cash bonus), and long-term incentive compensation (in the form of equity awards). The Committee believes that these three components provide the appropriate framework to attract, retain and motivate our Executives, and align a significant portion of executive compensation with short-and long-term performance objectives that drive shareholder value. As shown in the compensation tables following this report, our Executives do not currently receive retirement benefits, pre-determined severance arrangements, deferred compensation opportunities, or other perquisites that are commonly provided to executives of similarly sized companies.

Role of Compensation Committee

        Our executive compensation philosophy and practice has been developed through a collaborative effort of the Compensation Committee, the Company's Chief Executive Officer, and the Chief Financial Officer. While these officers offer ideas, opinions, and proposals in Compensation Committee meetings, the Compensation Committee functions and votes independently from these officers. The Compensation Committee is responsible for all changes to the executive compensation philosophy and program. The Compensation Committee consists of three members of USANA's Board of Directors, all of whom are "independent" under the rules of the NYSE. These members are appointed to the Compensation Committee by the Board of Directors. The Compensation Committee acts under a written charter, which outlines the committee's authority and responsibilities.

Role of Corporate Leadership in Assisting Compensation Committee

        The Compensation Committee has the primary authority to determine the Company's compensation philosophy and to establish compensation for the Company's Executives. It is responsible for ensuring that executive compensation decisions are thoroughly researched and implemented. All of the Company's Executives and employees participate in an annual performance review with their immediate supervisor, during which the Executive or employee receives input about his or her performance and contributions to the Company's results for the period being assessed. The Compensation Committee seeks input from the Company's Chief Executive Officer and Chief Financial

Officer to identify key factors and to obtain information that is related to executive compensation. These key factors and information generally involve the individual Executive's level of responsibility, his or her years of experience, his or her current overall compensation level in relation to external market studies and internal equity analysis between executives, the impact of current compensation practices on the Company's financial statements, and the relationship between executive compensation and performance of the Company.

        The Company's Chief Financial Officer takes direction from and makes suggestions to the Chairman of the Compensation Committee in establishing the quarterly committee meeting agenda and in preparing the materials to be presented to the Compensation Committee. These materials contain minutes from prior meetings, key items to be addressed, and background information to help the Compensation Committee in its decision-making process.

Compensation Consultants

        During 2013, we did not engage or consult with a compensation consultant in connection with rendering decisions on Executive compensation. The Compensation Committee utilized the following materials, along with other resources and tools, to render compensation decisions for 2013: (i) surveys and reports of executive compensation paid by public companies, with characteristics similar to USANA, on a national basis; and (ii) surveys from Mercer, ERI, U.S. Direct Selling Association, and Western Management Group of executive compensation paid by certain of the Company's direct competitors, consisting of both public and private companies, on a local and national basis. These materials and resources help provide solid benchmarks for each component of our executive compensation as well as a general understanding of the total compensation offered by companies in our industry who are competing for top talent.

Components of Compensation

Base Salary

        Base salary represents the fixed component of executive compensation. It is designed to compensate our Executives fairly and competitively at levels necessary to attract, retain and motivate qualified executives in our industry. Consistent with this philosophy, the Compensation Committee, on an annual basis, evaluates our Executives' base salaries. The Committee asks for input and recommendations from the CEO and CFO and then considers (i) the Executive's scope of responsibilities, maturity in role, demonstrated level of performance, accomplishments and contributions to the Company; (ii) the performance of USANA, both financially and operationally; (iii) current market data and salary levels for each Executive's particular position; and (iv) the total compensation paid to each Executive. The Committee then renders a decision for each Executive's base salary based on the total mix of the foregoing information.

        As part of its 2013 Executive compensation evaluation, the Compensation Committee, after reviewing the information outlined above, approved the Executives' base salaries from July 2013 through June 2014 as follows:

Executive	Appointed Office	2012 - 2013 Base Salary ($)*	2013 - 2014 Base Salary ($)
David A. Wentz	Chief Executive Officer	$575,000	$575,000
Kevin G. Guest	President of North America	$583,495	$583,495
Deborah Woo	President of Asia Pacific	$563,736	$580,378
Paul A. Jones	Chief Financial Officer	$220,000	$320,000
James H. Bramble	Chief Legal Officer	$360,706	$371,527

*
For 2013-2014, the Compensation Committee determined to hold constant the base salaries of Mr. Wentz and Mr. Guest in an effort to promote internal equity among the executive team. The Compensation Committee made this determination notwithstanding its conclusion that the performance of both Mr. Wentz and Mr. Guest warranted an increase in base salary. Previously, in 2012, Mr. Wentz recommended that the Compensation Committee reduce his base salary to the level noted above from $618,000 in an effort to promote internal equity among the Executives. The Compensation Committee agreed with Mr. Wentz's recommendation and reduced his base salary. With respect to Mr. Jones, the Compensation Committee adjusted his base salary earlier in 2013 following his appointment as Chief Financial Officer in December 2012.

        The actual base salaries paid to our Executives during the year ended December 28, 2013 are reflected in column (c) of the Summary Compensation Table of this Proxy Statement.

Non-Equity Incentive Plan Compensation

        We offer our Executives non-equity incentive plan compensation in the form of a cash bonus that is based on USANA's achievement of certain financial and non-financial performance objectives during the applicable year. Cash bonuses are based on a percentage of the Executive's base salary. Each year, the Compensation Committee sets the range of the cash bonus for which each Executive is eligible and sets the performance objectives on which cash bonuses for that year will be based.

2013 Non-Equity Incentive Plan

        For 2013, the Compensation Committee approved the 2013 Executive Bonus Plan (the "2013 Bonus Plan"), which was based on growth in net sales and profitability. The Compensation Committee approved this single financial performance objective to: (i) focus the Company's Executives on growing net sales in 2013 without sacrificing profitability; (ii) align the bonus opportunity under the 2013 Bonus Plan for all Executives to promote internal equity; (iii) foster teamwork among markets and Executives; and (iv) also align the 2013 Bonus Plan offered to Executives with the profit sharing plan offered to all other employees of the Company.

        Under the 2013 Bonus Plan, nine percent (9%) of the Company's adjusted operating profits, which exceed ten percent (10%) of net sales, were to be paid to Executives in the form of a cash bonus. "Adjusted operating profit" is calculated as (i) the Company's earnings from operations, plus (ii) positive adjustments to earnings from operations for Executive and employee bonus accruals and equity compensation expense. Payments under the 2013 Bonus Plan were distributed as an equal percent of the Executive's base salary.

        Under the 2013 Bonus Plan, Executives were eligible to receive a cash bonus of between zero and 100% of their base salary, depending on the performance of the Company under the criteria of the plan. Each Executive's target bonus percentage under the 2012 Bonus Plan was 50% of the Executive's base salary.

2013 Executive Bonus Plan Payout

        Shortly after the end of fiscal 2013, the Compensation Committee reviewed the foregoing performance objectives and evaluated the actual performance delivered by the Company under the 2013 Bonus Plan. The Compensation Committee determined that the Company delivered excellent financial and operating performance in 2013 and, in particular, noted that the Company:

  •
  Achieved 2013 net sales of $718.2 million, which is a 10.7% increase compared to fiscal 2012;

  •
  Achieved 2013 earnings from operations of $116.7 million, which is an 18.9% increase compared to fiscal 2012;

  •
  Achieved 2013 adjusted operating profit of $137.1 million; and

  •
  Achieved 2013 adjusted operating profit in excess of 10% of net sales of $65.3 million.

        Based on the Company's performance, and the criteria of the 2013 Bonus Plan, the Compensation Committee determined that each Executive had earned a cash bonus equal to 54.2% of the Executive's base salary under the 2013 Bonus Plan. Consequently, the committee awarded this bonus amount to each Executive. The actual cash bonuses paid to our Executives under the 2013 Bonus Plan are reflected in column (g) of the Summary Compensation Table of this Proxy Statement.

2014 Executive Bonus Plan

        For 2014, the Compensation Committee approved the 2014 Executive Bonus Plan (the "2014 Bonus Plan"), which is based on the same performance objective as the 2013 Bonus Plan: growth in net sales and profitability. As part of its determination to again utilize this bonus criteria and structure, the committee noted: (i) the strong operating results delivered by the Executives and the Company in 2013; (ii) the successful alignment of the Company's Executives under the 2013 Bonus Plan, and (iii) the internal equity among Executives that was created by the 2013 Bonus Plan.

        Under the 2014 Bonus Plan, nine percent (9%) of the Company's adjusted operating profits, which exceed ten percent (10%) of net sales, will again be paid to Executives in the form of a cash bonus. Payments under the 2014 Bonus Plan will be distributed as an equal percent of the Executive's base salary. Under the 2014 Bonus Plan, Executives will be eligible to receive a cash bonus of between zero and 100% of their base salary, depending on the performance of the Company under the criteria of the plan. Each Executive's target bonus percentage under the 2014 Bonus Plan is 50% of the Executive's base salary. Future estimated payouts under the 2014 Bonus Plan are reflected in the Grants of Plan-Based Awards table of this Proxy Statement.

Equity Compensation

        Equity compensation is an integral part of USANA's compensation philosophy. We believe that equity grants that vest over a period of years tie a portion of our Executives' compensation to the Company's long-term performance and, thereby, align the interests of our Executives with the interests of our shareholders. Our equity compensation program delivers compensation to Executives only when the Company performs and the value of the Company's stock increases. USANA provides equity-based compensation primarily through the issuance of Stock-Settled Stock Appreciation Rights ("SSARs"). Grants of equity awards are made for both Executives and other eligible employees at regular Compensation Committee meetings and at special meetings, as needed. The date for such grants is customarily the date of the Compensation Committee's meeting at which the particular grant is approved.

        The Compensation Committee's philosophy has been to issue intermittent SSAR awards to Executives to drive long-term Company performance as well as individual Executive performance. In general SSAR awards are granted to Executives as they enter into a qualifying position and vest annually in equal installments over a 5-year period. Additional grants are awarded to Executives as seen necessary by the Compensation Committee to maintain sufficient long term incentive to accomplish the objectives outlined above. These additional grants typically do not vest in the first two years, but only at the end of years three, four and five, and such vesting for a particular Executive commences when the vesting schedule of that Executive's customary SSAR award ends. The grant price for equity awards is the fair market value of the award as of the date of grant as determined by the closing price of the Company's common stock on the date of grant. The Compensation Committee did not award SSARs to our Executives during 2013.

Other Compensation

        Other than as described above, USANA does not at this time provide benefits to its Executives that are different from or in addition to those that are provided to its general employees.

        Retirement:    Executives may participate in Company sponsored 401(k) retirement plans on the same terms and conditions, including Company matching provisions, as other employees. For the year ended December 28, 2013, the Company contributed matching funds totaling $1,148,935 to our 401(k) plan in which all eligible employee participants shared. During 2013, each of our eligible Executives participated in our 401(k) plan and shared matching funds totaling $68,600. Mrs. Woo is not eligible to participate in our 401(k) plan and the Company pays retirement compensation to her, as disclosed in the Summary Compensation Table, pursuant to Hong Kong law. Except as disclosed in this paragraph, we provide no other retirement benefits to our Executives.

        Severance:    USANA has no pre-arranged severance agreements or contracts with any of its Executives that contain post-termination or change-in-control payment provisions. USANA does, however, provide severance benefits to its Executives on a case-by-case basis.

        Perquisites:    It is our general practice not to provide significant perquisites or personal benefits to our Executives. The Compensation Committee, however, retains the discretion to consider and award reasonable perquisites or personal benefits to Executives as necessary to accomplish the objectives under our compensation philosophy. In this regard, it should be noted that we do not currently provide pension arrangements, post-retirement health coverage, or similar benefits for our Executives or employees. In 2013, we paid health, life, and disability insurance premiums on behalf of our Executives, all on the same terms as those that we provide to all of the Company's employees.

        Insurance Plans and Other Benefits:    We provide insurance plans and other benefits to our Executives that are similar to those plans and benefits that are customarily provided to general employees of the Company.

        Indemnification:    Article VI of our Amended and Restated Articles of Incorporation and Article 5 of our Bylaws provide for indemnification of our directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Utah Revised Business Corporation Act. We have entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling us under the foregoing provisions, the SEC has stated that such indemnification is against public policy, as expressed in the Securities Act, and, therefore, such indemnification provisions may be unenforceable.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), a public company is generally denied deductions for compensation paid to the chief executive officer and the next four most highly compensated executive officers to the extent the compensation for any such individual exceeds $1,000,000 for the taxable year. The Company's executive compensation programs are designed to preserve the deductibility of compensation payable to executive officers, although deductibility will be only one among a number of factors considered in determining appropriate levels or types of compensation.

Consideration of Shareholder Advisory Votes

        The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), required that we include in our proxy statement for the 2011 Annual Meeting of Shareholders (the "2011 Annual Meeting") a non-binding, advisory shareholder vote to approve the compensation of our Named Executive Officers for that meeting. At the 2011 Annual Meeting, our shareholders voted for approval of the compensation of our Named Executive Officers (94% of votes cast), and voted for approval of a triennial frequency for future advisory votes with respect to our named executive officer compensation (67% of votes cast). The Compensation Committee concurred with the shareholders' approval of the Company's determination to include a shareholder advisory vote on executive compensation in its future proxy materials once every three years. As such, we are including a non-binding, advisory shareholder vote to approve the compensation of our Named Executive Officers again in this proxy statement. Additionally, the Compensation Committee has recommended to the Board that this advisory vote be held once every three years and the Board has approved the committee's recommendation. This will be the frequency of such advisory votes until the next required vote on the frequency of advisory votes on executive compensation, which will occur at the Company's Annual Meeting of shareholders in 2017, or until the Compensation Committee, or Board of Directors, otherwise determines a different frequency for such shareholder advisory votes.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

        Respectfully submitted by the members of the Compensation Committee:

Ronald S. Poelman (Chair) Jerry G. McClain Robert Anciaux

SUMMARY COMPENSATION TABLE

        The following table summarizes all compensation paid to our Named Executive Officers in each of the three most recently completed fiscal years.

(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Stock Awards ($)	(f) Option Awards ($)(1)	(g) Non-Equity Incentive Plan Compensation ($)(2)	(h) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(i) All Other Compensation ($)(3)	(j) Total ($)
Myron W. Wentz	2013	—	—	—	—	—	—	—	—
Chairman	2012	—	—	—	—	—	—	—	—
	2011	—	—	—	—	—	—	—	—
David A. Wentz	2013	$530,769	—	—	—	$289,360	—	$8,575	$828,704
Chief Executive Officer	2012	$565,289	—	—	—	$284,275	—	$8,575	$858,139
	2011	$574,108	60,000	—	—	$115,000	—	$8,575	$757,683
Paul A. Jones	2013	$317,688	—	—	—	$153,192	—	$8,575	$479,455
Chief Financial Officer	2012	$189,697	—	—	$486,045	$95,396	—	$8,575	$779,713
Kevin G. Guest	2013	$583,495	—	—	—	$318,104	—	$8,575	$910,174
President of the Americas,	2012	$574,671	—	—	—	$288,993	—	$8,575	$872,239
Europe & South Pacific	2011	$547,089	38,000	—	—	$162,000	—	$8,575	$755,664
Deborah Woo(4)	2013	$575,052	—	—	—	$262,696	—	$83,513	$921,261
President of Asia &	2012	$555,657	—	—	—	$279,266	—	$76,879	$911,802
Greater China	2011	$498,490	74,495	—	—	$150,000	—	$90,571	$813,556
James H. Bramble	2013	$365,909	—	—	—	$199,483	—	$8,575	$573,967
Chief Legal Officer &	2012	$355,251	—	—	—	$178,650	—	$8,575	$542,476
Corporate Secretary

(1)
Amounts in this column reflect the grant date fair value of stock-settled stock appreciation rights ("SSARs") computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. No grants of SSARs or options were made in 2013 to our Named Executive Officers. In computing these amounts, the Company ignored the impact of the forfeiture rate relating to service based vesting conditions. These amounts do not represent the actual amounts paid to or realized by the Executive for these awards during the applicable fiscal year. Assumptions used in the calculation of these amounts are included in Note K to the Company's consolidated financial statements that are included in the Company's Annual Report on Form 10-K for the year ended December 28, 2013.

(2)
Reflects amounts paid in fiscal 2014 for performance realized in fiscal year 2013, under the Company's short-term incentive plan (cash bonus) discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)
Reflects employer's matching contribution to the Executive's 401(k) plan, except in the case of the compensation paid to Mrs. Woo, which is set out in note (4) below.

(4)
Mrs. Woo is our President of Asia & Greater China and resides in Hong Kong. In connection with Mrs. Woo's overseas employment, column (i) reflects: (1) $83,513 paid by the Company to Mrs. Woo in 2013 as retirement compensation pursuant to local law.

 GRANTS OF PLAN-BASED AWARDS

        The following table contains information regarding equity awards granted to the Named Executive Officers during the fiscal year ended December 28, 2013 and the estimated or targeted payouts under the 2014 Bonus Plan described in the Compensation Discussion and Analysis section of this Proxy Statement.

								(i) All other stock awards: Number of shares of stock or units (#)	(j) All other option awards: Number of securities underlying options (#)
		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards					(k) Exercise or base price of option awards ($/Sh)	(l) Grant date fair value of stock and option awards ($)
(a) Name	(b) Grant Date	(c) Threshold ($)(1)	(d) Target ($)	(e) Maximum ($)	(f) Threshold ($)	(g) Target ($)	(h) Maximum ($)
Myron W. Wentz		—	—	—	—	—	—	—	—	—	—
David A. Wentz	N/A	—	$287,500	$575,000	—	—	—	—	—	—	—
Paul A. Jones	N/A	—	$160,000	$320,000	—	—	—	—	—	—	—
Kevin G. Guest	N/A	—	$291,748	$583,495	—	—	—	—	—	—	—
Deborah Woo	N/A	—	$290,189	$580,378	—	—	—	—	—	—	—
James H. Bramble	N/A	—	$185,764	$371,527	—	—	—	—	—	—	—

(1)
There is no guaranteed payment to our Executives under the 2014 Executive Bonus Plan. If the minimum performance objectives are not achieved, our Executives will receive no payout under the 2014 Executive Bonus Plan. The amounts shown in column (d) reflect the target payout, which is 50% of the Executive's base salary. The amounts shown in column (e) reflect 100% of the Executive's base salary, which is the maximum payout that can be obtained under the 2014 Executive Bonus Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table includes certain information with respect to the value of all equity awards previously granted to the Named Executive Officers at the end of the fiscal year ended December 28, 2013.

	Option awards(1)					Stock Awards
(a) Name	(b) Number of securities underlying unexercised options (#) exercisable	(c) Number of securities underlying unexercised options (#) unexercisable	(d) Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	(e) Option exercise price ($)	(f) Option expiration date	(g) Number of shares or units of stock that have not vested (#)	(h) Market value of shares or units of stock that have not vested ($)	(i) Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	(j) Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Myron W. Wentz	280,000	—	—	$39.18	5-Dec-15	—	—	—	—
	100,000	—	—	$26.06	21-Aug-14
David A. Wentz(2)	11,091	—	—	$26.06	21-Aug-14	—	—	—	—
	—	60,000	—	$35.47	27-Oct-15
Paul A. Jones(3)	—	20,400	—	$39.40	26-Jan-16	—	—	—	—
	7,000	28,000	—	$38.23	17-Jun-18
Kevin G. Guest(2)	—	50,500	—	$35.47	27-Oct-15	—	—	—	—
Deborah Woo(2)	—	64,000	—	$35.47	27-Oct-15	—	—	—	—
James H. Bramble(2)	—	30,000	—	$35.47	27-Oct-15	—	—	—	—

(1)
All awards vest 20% annually, beginning on the first anniversary of the date of grant, except those grants which are described in notes (2) and (3) below.

(2)
The SSAR grants to Mr. Wentz, Mr. Guest, Mrs. Woo, and Mr. Bramble which expire on October 27, 2015, vest 50% in April 2014 and 50% in April 2015.

(3)
The SSAR grant to Mr. Jones which expires on January 26, 2016, vests 50% in July 2014 and 50% in July 2015.

 OPTION EXERCISES AND STOCK VESTED

        The following table summarizes certain information with respect to the awards exercised by the Named Executive Officers during the fiscal year ended December 28, 2013.

	Option awards		Stock awards
(a) Name	(b) Number of shares acquired on exercise (#)	(c) Value realized on exercise ($)	(d) Number of shares acquired on vesting (#)	(e) Value realized on vesting ($)
Myron W. Wentz	—	—	—	—
David A. Wentz	45,878	3,577,631	—	—
Paul A. Jones	10,528	689,660	—	—
Kevin G. Guest	19,290	1,408,200	—	—
Deborah Woo	15,586	1,162,560	—	—
James H. Bramble	10,609	774,510	—	—

 COMPENSATION OF DIRECTORS

        The table below summarizes the compensation paid by the Company to directors of the Company for the fiscal year ended December 28, 2013, other than Dr. Wentz, the Company's Chairman of the Board, whose compensation is included in the Summary Compensation Table and who received no compensation for his services as a director in 2013.

(a) Name	(b) Fees earned or paid in cash ($)(1)	(c) Stock awards ($)	(d) Option awards ($)	(e) Non-equity incentive plan compensation ($)	(f) Change in pension value and nonqualified compensation earnings ($)	(g) All other compensation ($)	(h) Total ($)
Robert Anciaux	$77,100	—	—	—	—	—	$77,100
Jerry G. McClain	$93,000	—	—	—	—	—	$93,000
Ronald S. Poelman	$99,200	—	—	—	—	—	$99,200
Gilbert A. Fuller	$82,800	—	—	—	—	—	$82,800

(1)
Effective July 2013, each non-employee director receives an annual cash retainer of $80,000. The chair of the Company's Audit Committee, which is currently Mr. McClain, receives an additional annual cash retainer of $16,000. The chair of the Compensation Committee, which is currently Mr. Poelman, receives an annual cash retainer of $10,000 and the chair of the Governance, Risk and Nominating Committee, which is currently Mr. Fuller, receives an annual cash retainer of $6,000. The Board Secretary, which is currently Mr. Poelman, also receives an annual cash retainer of $12,000. The amounts in column (b) reflect a combination of the retainer fees for 2013. The Company also reimburses all directors for the out-of-pocket expenses that they incur in connection with their services as directors, which include travel, lodging, and related expenses from attending conferences to continue their education and expertise as directors, as well as participating in meetings of the shareholders, Board of Directors, and committees of the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock, as of March 3, 2014, by (1) each person known to be the beneficial owner of more than 5% of the issued and outstanding common stock, (2) the Named Executive Officers and the directors of USANA individually, and (3) the Named Executive Officers and directors as a group. Except as indicated in the footnotes below, each of the persons listed below is believed to exercise sole voting and investment power over the shares of common stock that are listed for such individual or entity in this table.

Name and Address	Number of Shares(1)	Percent of Class(2)
Beneficial Owners of More Than 5%
Gull Holdings, Ltd.	6,574,167	47.3%
4 Finch Road
Douglas, Isle of Man
FMR LLC(3)	1,600,017	11.5%
82 Devonshire Street
Boston, MA 02109
Directors and Named Executive Officers
Myron W. Wentz, Ph.D.(4)	6,902,543	48.5%
Chairman of the Board
David A. Wentz,(5)	506,509	3.6%
Chief Executive Officer
Paul A. Jones(6)	3,281	*
Chief Financial Officer
Kevin G. Guest(7)	13,371	*
President of the Americas, Europe and South Pacific
Deborah Woo	16,223	*
President of Asia and Greater China(8)
James H. Bramble(9)	8,208	*
Chief Legal Officer
Robert Anciaux, Director(10)	5,339	*
Jerry G. McClain, Director(11)	8,158	*
Ronald S. Poelman, Director(12)	6,694	*
Gilbert A. Fuller, Director(13)	2,435	*
Directors and Officers as a group (10 persons)	7,472,761	52.2%

*
Less than one percent.

(1)
All entries exclude beneficial ownership of shares that are issuable pursuant to options or SSARs that have not vested or that are not otherwise exercisable as of the date hereof and which will not become vested or exercisable within 60 days of March 3, 2014.

(2)
Percentages are rounded to nearest one—tenth of one percent. Percentages are based on 13,913,044 shares outstanding on March 3, 2014. Shares of common stock subjected to options and/or SSARs that are presently exercisable or exercisable within 60 days of March 3, 2014 are deemed to be beneficially owned by the person holding the options or SSARs for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)
Reflects the number of shares held at year-end, as reported on Form SC 13G/A filed on February 14, 2014.

(4)
Includes 6,574,167 shares held of record by Gull Holdings, Ltd., an Isle of Man company, which is 100% owned by Dr. Wentz and 328,376 shares that are issuable pursuant to options and SSARs which are presently exercisable or which become exercisable within 60 days of March 3, 2014. This share count assumes settlement of this individual's SSARs at the closing market price on March 3, 2014. Because of his control of Gull Holdings, Ltd, Dr. Wentz is deemed to be the beneficial owner of the shares that are owned of record by Gull Holdings, Ltd.

(5)
Includes 22,283 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 3, 2014. This share count assumes settlement of this individual's SSARs at the closing market price on March 3, 2014. Also includes 10,271 shares that are held in the executive's 401(k) account and 473,955 shares that are held of record.

(6)
Includes 3,281 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 3, 2014. This share count assumes settlement of this individual's SSARs at the closing market price on March 3, 2014.

(7)
Includes 12,801 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 3, 2014. This share count assumes settlement of this individual's SSARs at the closing market price on March 3, 2014. Also includes 570 shares that are held in the executive's 401(k) account.

(8)
Includes 16,223 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 3, 2014. This share count assumes settlement of this individual's SSARs at the closing market price on March 3, 2014.

(9)
Includes 7,605 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 3, 2014. This share count assumes settlement of this individual's SSARs at the closing market price on March 3, 2014. Also includes 603 shares that are held in the executive's 401(k) account.

(10)
Includes 2,435 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 3, 2014. This share count assumes settlement of this individual's SSARs at the closing market price on March 3, 2014. Also includes 2,904 shares that are issuable pursuant to Deferred Stock Units ("DSUs"), which are presently vested or which become vested within 60 days of March 3, 2014.

(11)
Includes 2,435 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 3, 2014. This share count assumes settlement of this individual's SSARs at the closing market price on March 3, 2014. Also includes 5,723 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of March 3, 2014.

(12)
Includes 2,435 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 3, 2014. This share count assumes settlement of this individual's SSARs at the closing market price on March 3, 2014. Also includes 4,259 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of March 3, 2014.

(13)
Includes 2,435 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of March 3, 2014. This share count assumes settlement of this individual's SSARs at the closing market price on March 3, 2014.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding outstanding awards and shares reserved for future issuance under our equity compensation plans as of December 28, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding awards(1)		Weighted-average exercise price of outstanding awards		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	1,840,027	(2)	$37.37	(3)	5,039,450
Equity compensation plans not approved by security holders	None		N/A		None

Total	1,840,027	(2)	$37.37	(3)	5,039,450

(1)
Consists of shares of common stock issuable under the USANA 2006 Equity Incentive Award Plan and the 2002 USANA Health Sciences, Inc. Stock Plan.

(2)
Includes 280,000 options, and 12,886 DSUs that will entitle each holder to the issuance of one share of common stock for each unit. Also, includes 1,547,141 SSARs. A SSAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant in shares of common stock. Based on the closing stock price of $77.72 on the last trading day of fiscal 2013 and the exercise price of SSAR's that were in-the-money, 815,343 shares of common stock would be issued upon the exercise of these awards.

(3)
Calculated without taking into account 12,886 shares of common stock subject to outstanding DSU's, which are issuable without any cash consideration or other payment required for such shares.

PROPOSAL #2—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors has selected KPMG LLP ("KPMG") as the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year ending January 3, 2015. KPMG has served as the Company's independent registered public accounting firm since September 16, 2013 and audited the Company's financial statements for the fiscal year-ended December 28, 2013. PricewaterhouseCoopers LLP ("PWC") audited the Company's financial statements for the fiscal year-ended December 29, 2012.

Change in Independent Registered Public Accountant

        KPMG was engaged as the Company's independent registered public accountant on September 16, 2013 following the Audit Committee's dismissal of PWC as the Company's independent registered public accounting firm. The reports of PWC on the consolidated financial statements of the Company and its subsidiaries as of and for the year-ended December 29, 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 29, 2012, and through September 16, 2013, there were no: (i) disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PWC's satisfaction, would have caused PWC to make reference to the subject matter thereof in connection with its reports for such years; or (ii) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

        The Audit Committee pre-approves any engagement of KPMG and has the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent registered public accounting firm and nominate an independent registered public accounting firm for shareholder approval. While ratification of the selection of accountants by the shareholders is not required and is not binding upon the Audit Committee or the Company, in the event of a negative vote on such ratification, the Audit Committee might choose to reconsider its selection.

        Prior to the performance of any services, the Audit Committee approves all audit and non-audit services to be provided by the Company's independent registered public accounting firm and the fees to be paid therefor. Although the Sarbanes-Oxley Act of 2002 permits the Audit Committee to pre-approve some types or categories of services to be provided by the independent registered public accountant, it is the current practice of the Audit Committee to specifically approve all services provided by the independent registered public accounting firm in advance, rather than to pre-approve any type of service. In connection with this practice, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining KPMG's independence.

Independence

        KPMG has advised us that it has no direct or indirect financial interest in the Company or in any of its subsidiaries and that during 2013 it had no connection with the Company or any of its subsidiaries, other than as its independent registered public accounting firm or in connection with certain other activities, as described below.

Financial Statements and Reports

        The financial statements of the Company for the year ended December 28, 2013, and the report of the independent registered public accounting firm will be presented at the Annual Meeting. KPMG will have a representative present at the meeting who will have an opportunity to make a statement, if he or she so desires, and to respond to appropriate questions from shareholders.

Services

        During the fiscal year 2013, KPMG performed services consisting of the audit of the annual consolidated financial statements of the Company, and the effectiveness of our internal controls over financial reporting, review of the quarterly financial statements for the quarter-ended September 28, 2013, stand-alone audits of subsidiaries, and accounting consultations, consents, and other services related to SEC filings by the Company and its subsidiaries. KPMG did not perform any financial information systems design and implementation services for the Company for the fiscal year 2013.

        During fiscal year 2013 and 2012, PWC provided services consisting of the audit of the annual consolidated financial statements of the Company for the fiscal year 2012, reviews of the quarterly financial statements for the quarters-ended March 31, 2013 and June 30, 2013, stand-alone audits of subsidiaries, and accounting consultations, consents, and other services related to SEC filings and registration statements that were filed by the Company and its subsidiaries. PWC also provided other services to the Company in fiscal year 2013 and 2012, consisting primarily of tax consultation and related services. PWC did not perform any financial information systems design and implementation services for the Company for the fiscal year 2013 or 2012.

        The following table summarizes the fees that were paid to KPMG and PWC by the Company during fiscal years 2013 and 2012.

	Fiscal Year 2013		Fiscal Year 2012
Type of Service and Fee	KPMG LLP	PricewaterhouseCoopers LLP	PricewaterhouseCoopers LLP
Audit Fees(1)	$1,706,462	$181,110	$940,818
Audit Related Fees	—	37,293	106,438
Tax Fees	—	127,259	267,157
All Other Fees	—	—	—
Total Fees	$1,706,462	$345,662	$1,314,414

(1)
KPMG audit fees for the fiscal year ended December 28, 2013 consisted of $1.58 million for the consolidated integrated audit and quarterly reviews, plus estimated fees for statutory audits to be performed and out-of-pocket costs.

Required Vote

        Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on this proposal.

RECOMMENDATION

        The Board of Directors unanimously recommends a vote FOR ratification of the appointment of KPMG LLP, as the Company's independent public accountants for the fiscal year 2014.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is responsible for monitoring our financial auditing, accounting and financial reporting processes and our system of internal controls, and selecting the independent registered public accounting firm on behalf of the Board of Directors. Our management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm, KPMG LLP is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion thereon. In this context, the Audit Committee met regularly and held discussions with management, our internal audit department and KPMG LLP. Management represented to the Audit Committee that the consolidated financial statements for the fiscal year 2013 were prepared in accordance with U.S. generally accepted accounting principles.

        The Audit Committee hereby reports as follows:

  •
  The Audit Committee has reviewed and discussed the audited consolidated financial statements and accompanying management's discussion and analysis of financial condition and results of operations with our management and KPMG LLP. This discussion included KPMG LLP's judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

  •
  The Audit Committee also discussed with KPMG LLP the matters required to be discussed by the Statements on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

  •
  KPMG LLP also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG LLP the accounting firm's independence. The Audit Committee also considered whether non-audit services provided by KPMG LLP during the last fiscal year were compatible with maintaining the accounting firm's independence.

  •
  Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2013, for filing with the Securities and Exchange Commission.

        Respectfully submitted by the members of the Audit Committee:

Jerry G. McClain (Chair)
Robert Anciaux
Gilbert A. Fuller
Ronald S. Poelman

 PROPOSAL #3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Exchange Act and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are submitting to the Company's shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers, which is described in the section titled "Compensation Discussion and Analysis" in this Proxy Statement. Accordingly, the following resolution is submitted for a shareholder advisory vote at the 2014 Annual Meeting:

        RESOLVED, that the shareholders of USANA Health Sciences, Inc. (the "Company") approve, on an advisory basis, the overall compensation of the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the regulations promulgated by the SEC, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the corresponding narrative discussion and footnotes set forth in the Proxy Statement for the 2014 Annual Meeting.

        As described in the section titled "Compensation Discussion and Analysis," our executive compensation program is designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term objectives that enhance shareholder value. In order to align executive pay with Company's financial performance and the creation of shareholder value, a significant portion of the compensation paid to our Named Executive Officers is allocated to performance-based, short- and long-term incentive programs. Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

        This vote is merely advisory and will not be binding upon the Company or the Board. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values constructive dialogue on executive compensation and other important governance topics with the Company's shareholders and encourages all shareholders to vote their shares on this matter.

Vote Required

        The affirmative vote of a majority of the voting power of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve, on an advisory basis, the compensation of our Named Executive Officers. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of the Company or the Board. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions.

RECOMMENDATION

        The Board of Directors unanimously recommends that shareholders vote to approve the overall compensation of the Company's Named Executive Officers by voting FOR this resolution.

EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

        The Company has no employment agreements with any of its executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires USANA's officers, directors, and persons who beneficially own more than 10% of USANA's common stock to file reports of ownership and changes in ownership with the SEC and with the NYSE. Officers, directors, and greater-than-ten-percent shareholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

        Based solely upon a review of these forms that were furnished to the Company, and based on representations made by certain persons who were subject to this obligation that such filings were not required to be made, the Company believes that all reports that are required to be filed by these individuals and persons under Section 16(a) were filed on time in fiscal year 2013, except that one transaction for each of Dr. Myron Wentz and David A. Wentz was reported late on Form 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

        In the ordinary course of business, USANA may engage in transactions which have the potential to create actual or perceived conflicts of interest between USANA and its directors and officers or their immediate family members. The Audit Committee charter requires that the Audit Committee review and approve any related party transaction or, in the alternative, that it notify and request action on the related party transaction by the full board of directors. While USANA has not adopted formal written procedures for reviewing such transactions, in deciding whether to approve a related party transaction, the Audit Committee may consider, among other things, the following factors:

  •
  information regarding the goods or services that are proposed to be provided, or that are being provided, by or to the related party;

  •
  the nature of the transaction and the costs to be incurred by USANA;

  •
  an analysis of the costs and benefits that are associated with the transaction and a comparison of alternative goods or services that are available to USANA from unrelated parties;

  •
  an analysis of the significance of the transaction to USANA;

  •
  whether the transaction would be in the ordinary course of USANA's business;

  •
  whether the transaction is on terms that are comparable to those that could be obtained in an arm's-length dealing with an unrelated third party; and

  •
  whether the transaction could result in an independent director no longer being considered to be independent under the NYSE rules.

        After considering these and other relevant factors, the Audit Committee either (1) approves or disapproves the related party transaction, or (2) requests that the full Board of Directors consider the matter. The Audit Committee will not approve any related party transaction which is not on terms that it believes are both fair and reasonable to USANA.

Related Party Transaction

        The Company's Founder and Chairman of the Board, Myron W. Wentz, PhD is the sole beneficial owner of Gull Holdings, Ltd., which is the largest shareholder of the Company. Gull Holdings, Ltd. owned 47.4% of the Company's issued and outstanding shares as of December 28, 2013. Dr. Wentz devotes much of his personal time, expertise, and resources to a number of business and professional activities outside of USANA. The most significant of these is the Sanoviv Medical Institute, which is a unique, fully integrated health and wellness center located near Rosarito, Mexico that Dr. Wentz founded 1998. Dr. Wentz's private entity, Sanoviv S.A. DE C.V. ("Sanoviv"), contracts with Medicis, S.C. ("Medicis"), an entity that is owned and operated independently of Dr. Wentz, to conduct the operations of the Sanoviv Medical Institute. Sanoviv leases the medical building to Medicis and Medicis carries out all of the operations of the medical institute, which include employing all of the medical and healthcare professionals who provide services at the medical institute. The Medicis medical and healthcare professionals possess expertise in the fields of human health, digestive health, nutritional medicine, lifestyle medicine and other medical fields that are important to USANA.

        In 2013, Medicis performed a variety of contract research services on behalf of USANA, which included: (i) research and development of novel product formulations for future development and production by USANA; and (ii) research and development of improvements in existing USANA product formulations. Also, in 2013, Medicis performed heath assessments and physical examinations for the Company's Executives. In exchange for these services, USANA paid Medicis approximately $381,000 during 2013. The Company's agreements with Medicis were approved by the Audit Committee in advance of the Company's entry into the agreements. USANA's collaboration with Medicis is terminable at will by USANA at anytime, without any continuing commitment by USANA.

OTHER MATTERS

        Shareholder Proposals.    As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting, other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment on these matters. Shareholders who intend to present proposals at the 2015 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Secretary of the Company not later than November 25, 2014. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company's 2015 proxy materials.

ANNUAL REPORT

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2013, as filed with the SEC, will be made available on our website and, to each shareholder of record at March 3, 2014 who requests such materials, mailed concurrently with, this Proxy Statement. The report on Form 10-K is not deemed a part of the proxy soliciting material for the Annual Meeting.

        Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this Proxy Statement under the captions "Audit Committee Report" and "Compensation Committee Report" shall not be incorporated by reference into any document filed with the SEC.

 FURTHER INFORMATION

        Additional copies of the Company's Annual Report on Form 10-K for the year ended December 28, 2013 (including financial statements and financial statement schedules) that has been filed with the SEC may be obtained without charge by writing to USANA, Attention: Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336. The reports and other filings of USANA, including this Proxy Statement, also may be obtained from the SEC's on-line database, located at www.sec.gov.

By Order of the Board of Directors,

James H. Bramble, Corporate Secretary

Date: March 21, 2014

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000202470_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Robert Anciaux 02 Gilbert A. Fuller 03 Jerry G. McClain 04 Ronald S. Poelman 05 Myron W. Wentz, Ph.D. USANA HEALTH SCIENCES, INC. ATTN: Joshua Foukas 3838 W. PARKWAY BLVD. Salt Lake City, UT 84120 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2014 3 To hold an advisory vote on a resolution to approve the compensation of the Companys Named Executive Officers (as defined in our Proxy Statement). NOTE: To consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000202470_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . USANA HEALTH SCIENCES, INC. Annual Meeting of Shareholders April 30, 2014 11:00 AM This proxy is solicited by the Board of Directors The shareholder executing and delivering this Proxy hereby appoints David A. Wentz and Paul A. Jones and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of the Company held of record by the undersigned as of March 3, 2014, at the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at the Corporate headquarters, 3838 West Parkway Blvd., Salt Lake City, Utah 84120, on Wednesday, April 30, 2014, at 11:00 a.m., Mountain Daylight Time, or at any adjournment thereof. This Proxy is given in accordance with the instructions indicated and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side